UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): April 5, 2010

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 5, 2010, we announced preliminary estimates for net operating revenue and certain components for the fiscal quarter ended March 31, 2010 as described below. Our results of operations for the fiscal quarter ended March 31, 2010 are not yet available. Because the first quarter has only recently ended, the information that follows is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this report. We have not finalized our financial statement closing process for the fiscal quarter ended March 31, 2010. During the course of that process, we may identify items that would require us to make adjustments, which may be material, to the revenue amounts described below. As a result, the revenue estimates and ranges below constitute forward-looking statements and are subject to risks and uncertainties, including possible adjustments to our preliminary operating results. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

The following table sets forth the principal types of revenue and a range of revenue amounts for each principal type of revenue that we expect to earn by our stations during the fiscal quarter ended March 31, 2010:

	Range of Amounts
	(in millions)
Net operating revenue	$67.0	$69.5
Certain components of net operating revenue:
Local	$41.5	$42.0
National	14.5	14.8
Political	3.0	3.2
eMedia	2.8	3.0
Retransmission compensation(1)	7.0	7.5

(1)	Retransmission compensation consists of a per subscriber based compensatory fee and excludes advertising revenue generated from retransmission consent agreements, which is included in local or national advertising revenue.

The preliminary financial data included in this report has been prepared by and, is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/S/ THOMAS E. CARTER
Date: April 5, 2010	Name:	Thomas E. Carter
	Title:	Executive Vice President and Chief Financial Officer